Exhibit 10.4

COLLECTION SERVICES AGREEMENT

This Collection Agreement (the “Agreement”) is entered into as of the 13th day of September, 2005 between P2P Credit, Inc., a Delaware corporation with its principal place of business at 153 Kearny Street, Mezzanine, San Francisco, California 94108 (“Company”), and Penncro Associates, Inc., with its principal place of business at 95 James Way, Suite 113, Southampton, PA 18966 (hereinafter referred to as “Collector”) (each of Company and Client, individually, the “Party”, and collectively, the “Parties).

WHEREAS, Collector is a nationwide debt collection agency engaged in the business of taking assignments of, purchasing and collecting debts owed to creditors by consumers residing in the United States;

WHEREAS, Company is an online lender engaged in the business of originating direct consumer loans to U.S. residents and selling the loans to third parties on a servicing retained basis;

WHEREAS, Company, as duly appointed servicer of the loans pursuant to consumer loan purchase and servicing agreements between Company and third party purchasers of the loans, desires to engage Collector to perform collection services in connection with delinquent loans (“Accounts”) on the terms provided in this Agreement;

NOW THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:

1.                                      NATURE AND SCOPE OF COLLECTION ACTIVITIES

Company is engaging Collector to use its reasonable best efforts to collect Accounts that have become more than 30 days contractually past due, and bring those Accounts current. The Parties understand and agree that this Agreement is intended to cover the time period commencing when an Account becomes 30 days contractually past due and ending on the earlier of (i) when the delinquency is fully cured, or (ii) when Company in its discretion exercises its right to recall the Account, or (iii) when the Account has payments which are 120 days contractually past due or (iv) when 90 days after assignment no currently delinquent payments have been collected on the Account. If, after any delinquent payments becoming 120 days contractually past due, or no delinquent payments have been collected by Collector 90 days after assignment of the Account, or if the Company in its discretion exercises its right to recall the Account, Collector shall cease all collection activity on the subject Account, and Company may in its sole discretion sell the Account to a third party debt collector. Company hereby engages Collector and Collector agrees to render to provide collection services on the terms provided herein.

2.                                      DUTIES AND OBLIGATIONS OF COLLECTOR

2.1                                 Collector shall: (i) act prudently in accordance with customary and usual third party deficiency collection procedures for other institutional collection companies which collect receivables similar to the Accounts; and (ii) use and exercise that degree of skill and attention that is customary with other third party deficiency collection companies in the industry that collect receivables in connection with direct loans and sales contracts and that is customary for receivables for which it provides collection services. Subject to the forgoing standards and except as provided in this Agreement, Collector shall have the full power and authority acting alone to do any and all things in connection with collecting Accounts that it may deem reasonably necessary or desirable to recover delinquent amounts.

2.2                                 All collection services performed by Collector or its agents, subcontractors or representatives shall be performed in full compliance with all applicable federal, state and local laws, including without limitation federal and state laws governing business practices and debt collection practices. Collector may not use any threats, intimidation, harassment, or otherwise violate any applicable law or regulation in performing the services under this Agreement. Collector shall be duly licensed and bonded in all states that require licensure and/or bonding for collection agencies.

2.3                                 Collector shall immediately notify Company of Collector’s receipt of any service of process or any inquiries by federal, state, or local governmental authorities relating to any Account. In the event a lawsuit, administrative proceeding or customer complaint is initiated with respect to any Account during or after Collector takes assignment of the Account, Collector shall promptly upon request provide Company with all documentation and information within Collector’s possession or control affecting the subject Account. Collector shall also cooperate with Company in the defense or response to any lawsuit, administrative proceeding or customer complaint affecting an Account, and shall provide declarations or documentation reasonable required by Company to assist in Company’s defense or response, or in Company’s prosecution of any lawsuit or proceeding. Collector shall, at the request and direction of the Company, make all files and records available to Company and to any federal or state regulator with regulatory authority over Company.

2.4                                 Collector shall not have the right to commence or participate in legal proceedings to collect any Accounts.

2.5                                 Collector shall not release an Account obligor from payment of any unpaid amount under any Account or waive the right to collect any unpaid amounts owing on an Account from an obligor. Collector may accept partial Account payments as in settlement of the amount actually paid and no more.

2.6                                 Collector shall not contact or communicate with any third party investor, owner or purported owner of an Account. All communications of any kind with the owner of an Account shall be by and through Company. If Collector is contacted by a third party investor, owner or purported owner of an Account, Collector shall immediately notify Company of such contact.

2.7                                 Upon receipt of assignment of an Account for collection, Collector shall use reasonable best efforts to collect delinquent amounts on such Account. Accounts recalled by the Company, and Accounts on which no currently delinquent payments have been received by the Collector 90 days after assignment of the Acount, or after any payments become 120 days contractually past due, the Account shall be transferred back to Company by Collector at no charge to Company. When transferring an Account back to Company, Collector shall transfer to Company all files, records and documentation relating to the Account. Collector acknowledges and agrees that its receipt of Accounts pursuant to this Agreement is for purposes of collection only, and Collector shall not obtain or acquire any ownership interest in any Accounts assigned to Collector for collection hereunder.

2.8                                 Delinquent amounts to be collected on Accounts assigned to Collector may include past-due principal and interest, late charges, ACH fees and other authorized fees as specified by Company at the time of assignment.

2.9                                 Collector shall, prior to the commencement of any collection activities on an Account, run a bankruptcy check on all obligors of Accounts transferred to Collector. Collector shall notify the Company immediately upon receipt of any notification with respect to Bankruptcy of an Account obligor, and shall forward any documentation received by it with respect to the Bankruptcy.

2.10                           Collector will notify Company immediately, in writing, of any claims or litigation filed or threatened against Collector or Company. Collector will also maintain complete and accurate records with respect to any complaints received in connection with an Account. Collector shall promptly notify the Company in writing of any imposed fines, penalties, suits or alleged violations of any law or regulation in the performance of this Agreement.

2.11                           Collector shall maintain anti-fraud, privacy and employee background check programs, to be monitored by Company.

2.12                           Collector will allow Company to audit Collector records with respect to security, privacy, anti-fraud, commission calculation, or any other reasonable subject, upon written notice from Company.

2.13                           Collector will allow display of information regarding netback percentages and other relevant collections metrics by Company on its Internet website. Collector will also prepare a summary of Collector’s qualifications to be displayed by Company on its Internet website.

2.14                           Collector may accept payments from borrowers in multiple formats, including cash, check, wire, ACH, debit card and credit card. Collector shall transfer payments received by Account obligors to Company’s designated account immediately upon receipt and clearance from borrower, on a daily basis, and in ACH or wire format. Collector shall bear the cost of electronic transmission of funds.

2.15                           Collector shall return to Company any Accounts positively identified as resulting from ID Theft. Appropriate dispute resolution mechanism between Collector and Company to be used in the event that characterization of the account as from ID Theft is disputed.

2.16                           Collection shall meet technology requirements of Company as set forth in Appendix B.

3.                                      RESPONSIBILITIES OF COMPANY

3.1                                 Company may reasonably direct Collector to modify or supplement Collector’s duties or methods of performing those duties provided that Collector shall be compensated by the requesting party at a reasonable fee for any reasonable increase in expense experienced by Collector due to such additional requests.

3.2                                 Company agrees to provide Collector with notification of all direct payments received by Company on Accounts under collection by the Collector. Company shall reimburse amounts due on Account payments received directly by the Company on a monthly basis.

3.3                                 Upon assignment of Accounts to Collector, Company agrees that it will cease written and telephonic communications with the Account debtors, other than to inform them of additional fees, charges and payments due.

3.4                                 Upon assignment of Accounts to Collector, Company will provide Collector with an itemization of the specific delinquent amounts due on each Account.

4.                                      MONTHLY REPORTING

On or before the tenth (10th) day of each calendar month, Collector shall report to Company on a monthly basis in a format acceptable to Company, the gross and net amounts collected by the Collector during the immediately preceding calendar month. This report shall be in addition to electronic data transmissions required under the Technology Requirements in Appendix B.

5.                                      COMPENSATION

5.1                                 In consideration for the collection services performed by Collector hereunder, Collector shall receive the fees as outlined in Appendix A (“Fees”). Company acknowledges and agree that all amounts payable to Collector pursuant to this Agreement shall be payable solely from amounts collected and that in no event shall the Company be liable for any costs or expenses of Collector, except as provided in Section 10 (Indemnification). By way of clarification and not limitation, there shall be no additional fees associated with technology, licensing, implementation, account maintenance, transmission fees, bankruptcy checks and authentication fees, or other costs associated with the collection efforts.

5.2                                 Collector will be entitled to withhold Fees from Account monies remitted directly to Collector prior to transfer to Company so long as proper accounting for this withholding is provided to Company. Collector shall reflect amounts collected as well as Fees as part of the Account reporting, and additionally shall provide monthly statements reflecting both amounts collected and Fees, as well as report these items as part of the  electronic transmissions.

6.                                      REPRESENTATIONS AND WARRANTIES OF COLLECTOR

6.1                                 Collector is duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified. Collector has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Collector will comply with the laws of each state to the extent necessary to perform its obligations under this Agreement.

6.2                                 This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings of Collector.

6.3                                 The execution and delivery of this Agreement by Collector hereunder and the compliance by Collector with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which Collector is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the by-laws or articles of incorporation or formation of Collector.

6.4                                 This Agreement constitutes a legal, valid and binding obligation of the Collector enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

6.5                                 There are no proceedings or investigations pending or, to the Collector’s knowledge, threatened against the Collector, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Collector or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Collector of its obligations under, or the validity or enforceability of, this Agreement or (iv) that could have a material adverse effect on the Loans.

6.6                                 The Collector is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained. The Collector has in place the errors and omissions and/or blanket crime policies required to be maintained pursuant to Section 8.

6.7                                 The representations and warranties contained in this Section shall survive the execution of this Agreement.

7.                                      TERM AND TERMINATION

7.1                                 Term. This Agreement shall become effective on the date hereof and shall continue for a period of one (1) year, unless earlier terminated as set forth. Upon the expiration of the initial term, the Agreement will renew on a yearly basis unless either Party provides written notice of their intent not to renew at least sixty (60) days in advance of the end of the initial term or any renewal term.

7.2                                 Termination. Either Party shall have the right to terminate this Agreement at any time without cause upon ninety (90) days prior written notice. Each Party shall have the right to terminate this Agreement immediately on notice upon the occurrence of an event of default as described in Section 9 of this Agreement.

7.3                                 Post-Termination Rights. In the event of termination or expiration of this Agreement, the Parties’ respective obligations under this Agreement shall continue in full force and effect through the effective date of termination or expiration, except (i) to the extent such obligations are expressly designated to survive termination, and (ii) that Collector shall continue its collection efforts with respect to the Accounts assigned prior to and existing on the date of termination for a period of ninety (90) days, and at no additional cost will provide information to Company or Company’s designee to facilitate the recall or ultimate sale of Accounts if necessary. Collector will provide Company a final accounting with respect to all Accounts remaining with the Collector at the end of the 90 day period.

8.                                      ERRORS AND OMISSIONS AND BLANKET CRIME INSURANCE

8.1                                 Collector shall maintain, at its own expense, (i) an errors and omissions insurance policy or comparable self-insurance plan and (ii) a blanket crime policy, in each case in accordance with industry standards for receivables similar to the Loans and with broad coverage with established insurance companies, covering all officers, employees or other persons acting on behalf of Collector in any capacity with regard to the Loans to handle funds, money, documents and papers relating to the Loans. The Collector shall provide Company with evidence of such coverage upon request. Any such insurance shall protect and insure Collector against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional collection companies servicing consumer receivables.

8.2                                 No provision of this Section requiring such insurance shall diminish or relieve Collector from its duties and obligations as set forth in this Agreement. Collector shall cause each of its sub-contractors engaged as permitted under this Agreement, if any, to maintain a policy of insurance covering errors and omissions which would meet the above stated requirements. Upon Company’s request, the Collector shall cause any sub-contractor to deliver to such person a certificate evidencing coverage under such errors and omissions and/or crime protection policies. Notwithstanding the foregoing, the Collector will give prompt written notice to Company if the insurance coverage maintained by the Collector pursuant to this Section is modified or amended in any way that would be adverse to Company.

9.                                      EVENTS OF DEFAULT

If any one of the following events (“Events of Default”) shall occur and be continuing:

Any failure by Collector to deliver to Company any proceeds or payment required to be so delivered under the terms of this Agreement that shall continue unremedied for a period of two (2) Business Days after the earlier of knowledge by the Collector of such failure and receipt of written notice to Collector;

Failure on the part of Collector to observe or to perform in any material respect any other covenants or agreements set forth in this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been received by Collector;

If there is breach of any representation or warranty and such breach shall not be cured in all material respects within thirty (30) consecutive days after the earlier of (i) receipt of written notice from Company or (ii) upon discovery by Collector;

A voluntary or involuntary petition for bankruptcy concerning Collector is filed under Title 11 of the United States Code, the Collector makes a general assignment for the benefit of creditors or commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Collector, or a custodian is appointed for, or takes charge of, all or any substantial part of the property of the Collector;

Any representation, warranty, certification or statement made by the Collector in this Agreement or in any certificate or report delivered by it pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made and such error shall not be cured in all material respects within thirty (30) consecutive days after the earlier of (i) receipt of written notice from Company or (ii) upon discovery by the Collector; or

Any merger or consolidation of the Collector (including, without limitation, any conveyance, transfer or lease of substantially all of its assets to another person) that has not been consented to by Company.

then, and in each and every case and so long as such event of default shall not have been remedied, Company may terminate all of the rights and obligations of Collector under this Agreement. In addition to the indemnification rights and the right to terminate this Agreement as provided herein, the Collector agrees that upon the happening of any of the foregoing events of default, Company may avail itself of any other relief to which it may be legally or equitably entitled.

10.                               INDEMNIFICATION

10.1                           Collector agrees to indemnify and hold Company and its respective officers, directors employees and agents (each an “Indemnified Party”), harmless from and against any and all claims, damages, losses, liabilities, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses, including reasonable legal fees and expenses (collectively, “Losses”) that such Indemnified Party may sustain in any way related to the negligence or misconduct of Collector (or any person hired by the Collector) in its performance under the terms of this Agreement, or arising from any breach of the representations and warranties of Collector, provided, however, that Collector shall not be required to indemnify any Indemnified Party against any Losses that the Collector Indemnitees may sustain in any way related to errors in such accounting and servicing records and other documentation provided to the Collector by Company or third party retained by Company. Collector shall immediately notify Company if a claim is made by a third party with respect to this Agreement or any of the Loans.

10.2                           Collector may accept and reasonably rely on all accounting and servicing records and other documentation provided to Collector by or at the direction of Company. Company acknowledges and agrees that Collector, its respective officers, directors, employees and agents (each a “Collector Indemnitee”), shall be held harmless and indemnified from and against any and all claims, losses, liabilities, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Collector may sustain in any way related to the negligence or misconduct of the Company with respect to the origination of the Loans, provided, however, that Company shall not be required to indemnify Collector Indemniteees against any Losses that the Collector Indemnitees may sustain in any way related to errors in such accounting and servicing records and other documentation provided to the Collector by Collector or any third party retained by the Collector.

10.3                           This right to indemnification shall survive the termination of this Agreement.

11.                               CONFIDENTIALITY

11.1                           Confidential Information. Each Party and their respective affiliates, directors, officers, employees, authorized representatives, agents and advisors (including without limitation, attorneys, accountants, consultants, bankers and financial advisors) shall keep confidential all information concerning the other Party’s proprietary business procedures, products, services, operations, marketing materials, fees, policies or plans and all Nonpublic Personal Information of the other Party that is received or obtained during the negotiation or performance of the Agreement, whether such information is oral or written, and whether or not labeled as confidential by such Party (collectively “Confidential Information”). “Nonpublic Personal Information” shall include all personally identifiable financial information and any list, description or other grouping of consumers, and publicly available information pertaining to them, that is derived using any personally identifiable financial information that is not publicly available, and shall further include all “nonpublic personal information” as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. “Personally identifiable financial information” means any information a consumer provides to a Party in order to obtain a financial product or service, any information a Party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a consumer resulting from any transaction involving a financial product or service between a Party and a consumer. Personally identifiable information may include, without limitation, a consumer’s first and last name, physical address, zip code, email address, phone number, social security number, birth date, and any other information that itself identifies or when tied to the above information, may identify a consumer.

11.2                           Use of Confidential Information. The Parties shall use Confidential Information only as necessary to perform the Agreement, provided however, that the Parties may use Confidential Information that is Nonpublic Personal Information in a manner consistent with the direction of the consumer to which it relates. For as long as Confidential Information is in possession of a Party, such Party shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, to prevent the use, duplications or disclosure of Confidential Information, provided, however, that a Party may disclose Confidential Information (i) to its employees or agents who are directly involved in negotiating or performing the Agreement and who are apprised of their obligations under this Addendum and directed by the receiving Party to treat such information confidentially, or (ii) as required by law or by a supervising regulatory agency of a receiving Party. Neither Party shall disclose, share, rent, sell or transfer to any third party any Confidential Information except as necessary to perform the Agreement; provided, however, that if either Party discloses, shares, rents, sells or transfers Nonpublic Personal Information to any third party, the disclosing Party shall (i) prohibit each third party recipient of Nonpublic Personal Information from disclosing, sharing, renting, selling or transferring such Nonpublic Personal Information to any other third party except as necessary to perform the Agreement, and (ii) require each third party recipient of Nonpublic Personal Information to comply with the requirements of this Addendum. The Parties’ rights and obligations under this Addendum shall survive termination of the Agreement indefinitely.

11.3                           Privacy Policies. Each Party’s Privacy Notices and Privacy Policies are consistent with the Federal Trade Commission’s procedures, rules and regulations, as applicable and as amended from time to time, and comply with acceptable trade practices and the instructions of the consumer whose Nonpublic Personal Information is involved. Neither Party’s Privacy Notices and Privacy Policies conflict with such Party’s obligations under the Agreement.

11.4                           Return of Information. Upon the termination or expiration of the Agreement, or at any time upon the request of the disclosing Party, the other Party shall promptly return all Confidential Information received in connection with the transaction, and shall promptly destroy such materials containing such information (and any copies, extracts, and summaries thereof) and shall further provide the other Party with written confirmation of such return or destruction upon request; provided, however, that this Section shall not apply to Nonpublic Personal Information received by a Party in accordance with the terms of the Agreement, for the sole purpose of performing the Agreement.

11.5                           Indemnity; Remedies. In the event a Party discovers that Confidential Information has been used in an unauthorized manner or disclosed in violation of this Addendum, the Party discovering the unauthorized use or disclosure shall immediately notify the other Party of such event, and the disclosing Party shall indemnify and hold the other Party harmless from all claims, damage, liability, costs and expenses (including court costs and reasonable attorneys’ fees) arising or resulting from the unauthorized use or disclosure. In addition, the non-disclosing Party shall be entitled to all other remedies available at law or equity, including injunctive relief.

12.                               MISCELLANEOUS

12.1                           Subcontractors. Neither Party may subcontract any of its obligations hereunder to any third party without the prior express written consent of the other.

12.2                           No Agency Relationship. The relationship between Company and Collector shall not be construed as a joint venture, partnership or principal-agent relationship, and under no circumstances shall any of the employees of one Party be deemed to be employees of the other Party for any purpose. This Agreement shall not be construed as authority for either Party to act for the other in any agency or any other capacity, except as expressly set forth in this Agreement.

12.3                           Waivers; Cumulative Remedies. No failure or delay on the part of Company to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any Party will preclude exercise of any other right or remedy. All rights and remedies provided in this Agreement are cumulative and not alternative; and are in addition to all other available remedies at law or in equity.

12.4                           Further Assurances. Each Party agrees, if reasonably requested by the other Party, to execute and deliver such additional documents or instruments and take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement.

12.5                           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) three business days after being deposited in the U.S. mail, first class, postage prepaid, (ii) upon transmission, if sent by facsimile transmission, or (iii) upon delivery, if served personally or sent by any generally recognized overnight delivery service, to the following addresses:

To the Collector:	Penncro Associates, Inc.
95 James Way, Suite 113
Southampton, PA 18966.
Attn: Steve Beranek, SVP – Business Development

To Company:	P2P Credit, Inc.
153 Kearny Street, Mezzanine
San Francisco, CA 94108
Attn: JP Whelan, VP Finance
Fax no. (415) 362-7233

The timing and content of any advertisements, announcements, press releases or other promotional activity relating to this Agreement, and the use of each other’s name or trademarks shall be subject to the prior approval of both Parties.

12.6                           Assignment. Neither Party may transfer or assign all or a portion of its rights, obligations and duties under this Agreement to unless the other Party has consented to such transfer or assignment.

12.7                           Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY DAMAGES OR CLAIMS FOR LOST PROFITS OR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

12.8                           Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.9                           Entire Agreement. This Agreement, including any exhibits or other documents attached hereto or referenced herein, each of which is hereby incorporated into this Agreement and made an integral part hereof, constitutes the entire agreement between the Parties relating to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the Parties relating to the transactions contemplated by this Agreement.

12.10                     Modification. This Agreement may not be changed orally but only by an agreement in writing, signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

12.11                     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.12                     Provisions Severable. If any provision of this Agreement shall be or become wholly or partially invalid, illegal or unenforceable, such provision shall be enforced to the extent that its legal and valid and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

12.13                     Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which shall constitute one and the same instrument.

12.14                     Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

 [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

COLLECTOR:

Penncro Associates, Inc.

By:	/s/ REGINA CROWLEY
Name:	Regina Crowley
Its:	President

COMPANY:

P2P CREDIT, INC.

By:	/s/ CHRIS LARSEN
Name:	Chris Larsen
Its:	CEO

APPENDIX A

Fees

Any amounts due which are collected during the first 30 days a Collector has an Account shall entitle the Collector to 15% of all these amounts (the “Collection Fee”), whether past due or due for the current period.

The applicable Collection Fee shall be multiplied by 70% for each 30 days that the Collector has a particular Account. For instance, a collection made during the second 30 day period during which the Collector has account shall be subject to a 10.50% commission. If made during the third 30 day period, it shall be subject to a 7.35 % commission.

Regardless of which during which 30 day period collected, the Collection Fee shall have 5% added to it for any collections which bring an Account current. For instance, a collection made during the first 30 day period which brings an Account totally current shall be subject to a 20% commission.

Appendix B

Technology Requirements

•                  Technology requirements may be modified by the mutual written consent of the Parties.

•                  Data transmissions to and from P2P Credit will occur via a secure FTP server on a daily batch basis using a P2P Credit approved format.

•                  “Diff” files on P2P Credit account information to be transmitted from Collector to P2P Credit daily. Complete P2P account information to be transmitted on a weekly basis.

•                  Borrower account information to be maintained will include, among other items, number and mode of contact attempts, successful contacts and content of interaction, and repayment information.

•                  Collector to maintain appropriate firewalls, anti-virus and encryption standards for the protection of P2P account information.

•                  Collection agents computer systems to operate under lockdown, with no printing and downloading capabilities available at agent terminals. Appropriate security measures to be followed with respect to information security.

•                  Collector to host all P2P account database information domestically, and all account records to remain onshore.

•                  Collector to keep current and provide to P2P Credit with written documentation of the Disaster Recovery, Security and Security Audit programs to be implemented on P2P Credit accounts.

•                  P2P Credit to have ability to conduct an onsite audit of Collector facilities and practices on a reasonable, periodic basis.

•                  Collector to maintain records of all collection attempts, all collection e-mails sent to or received from borrower, and recordings of all phone conversations.

•                  Collector to notify P2P Credit immediately if a security breach is detected and suspected.

ADDENDUM NUMBER ONE

TO

COLLECTION SERVICE AGREEMENT

This Addendum Number One (“Addendum”) supplements and amends the Collection Services Agreement dated as of September 13, 2005 (the “Agreement”) by and between P2P Credit, Inc., now known as Prosper Marketplace, Inc. (“Prosper”), and Penncro Associates, Inc. (“Penncro”). Capitalized terms not defined in this Addendum shall have the definitions set forth in the Agreement.

WHEREAS, under the Agreement, Penncro performs collection services in connection with delinquent Accounts that have become more than thirty (30) days past due and have been referred to Penncro for collection;

WHEREAS, Prosper desires to have Penncro make telephone calls on behalf of Prosper to customers whose Accounts are delinquent but less than thirty (30) days past due;

NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement and this Addendum, the parties hereby acknowledge and agree as follows:

1.                                      ADDITIONAL COLLECTION SERVICES

1.1                                 Commencing upon execution of this Addendum, in addition to the collection services provided by Penncro as set forth in the Agreement, Penncro shall make telephone calls (“Payment Follow-up Calls”) on Saturdays and Sundays, to designated Prosper customers whose Accounts are delinquent but less than thirty (30) days past due, to request that monthly payments on the customers’ Accounts be made.

1.2                                 All Payment Follow-up Calls will be made in Prosper’s name. When making the calls Penncro shall not tell or suggest to customers that their Accounts have been referred to Penncro for collection.

1.3                                 In connection with the Payment Follow-up Calls, Penncro shall follow the guidelines and reporting requirements set forth on the attached Exhibit A.

2.                                      PROSPER’S RIGHTS AND OBLIGATIONS

2.1                                 Prosper shall provide Penncro with a list of Accounts and customers to be contacted during the upcoming weekend.

2.2                                 Prosper may, in its sole discretion, request that Penncro make Payment Follow-up Calls on days other than Saturdays and Sundays, and Penncro shall make calls on the additional days as well.

2.3                                 Prosper is not obligated to forward any minimum number of Accounts, or request that Penncro make any minimum number of Payment Follow-up Calls, pursuant to this Addendum.

3.                                      COMPENSATION

Prosper shall pay Penncro compensation for making the Payment Follow-up Calls, as described on the attached Exhibit b.

4.                                      TERMINATION OF ADDENDUM

Either party shall have the right to terminate this Addendum for convenience, with or without cause, upon thirty (30) days prior written notice to the other party.

5.                                      MISCELLANEOUS

Except for the changes set forth in this Addendum, the Agreement shall remain unchanged in all respects, and shall remain in full force and effect in accordance with its terms.

PROSPER MARKETPLACE, INC.		PENNCRO ASSOCIATES, INC.

By:	/s/ JOHN B. WITCHEL		By:	/s/ REGINA CROWLEY
John B. Witchel			Regina Crowley

Title:	CTO & Secretary	Title:	President

EXHIBIT A

PAYMENT FOLLOW-UP CALL GUIDELINES AND REPORTING

1.               Accounts are 1-30 days past due.

2.               Accounts that have a payment in process will be excluded.

3.               Borrowers should be asked to make a manual payment on the Prosper website (www.prosper.com) by going to the “Your Account – Borrower” tab.

a.               Borrowers can schedule a payment in advance on our website if funds are not currently available – e.g. they can post-date payments

b.              If borrowers no longer have a checking account, Penncro can take a payment or we will take checks/money orders, but these are not the preferred methods of payment

i.	Prosper Marketplace
111 Sutter Street, 22nd floor
San Francisco, CA 94104

4.               When leaving message, tell Borrowers to look for Prosper emails and leave Prosper’s Customer Service number (1-800-208-0103). Hours are M-F, 6AM-6PM PST.

5.               If borrowers ask, their account is not considered to be at the “collection agency” and will not be reported as delinquent to the bureau until they are > 30 days past due

6.               Any account questions, take name and number and Prosper will have someone from Prosper call them back

7.               Penncro will email Excel file to Nancy Satoda, Prosper’s Director of Credit Risk, at nancy@prosper.com on the morning of the next business day after calls are made, with the following details:

a.               User ID

b.              Loan ID

c.               Call attempt detail

i.	Date/time attempts
ii.	Call result
iii.	Decoder for call result notations

EXHIBIT B

COMPENSATION

Compensation for the services performed will be $0.20/account for each Payment Follow-up Call attempt made.